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                                   Exhibit 11

                        CONSENT OF DELOITTE & TOUCHE LLP




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CONSENT OF INDEPENDENT AUDITORS


Cappiello-Rushmore Trust:


We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 6 to Registration Statement No. 33-46283 of our report dated August 5, 1996 appearing in the Annual Report of Cappiello-Rushmore Trust for the year ended June 30, 1996 and to the reference to us under the caption "Financial Highlights" appearing in the Prospectus, which is also a part of such Registration Statement.




/s/ DELOITTE & TOUCHE  LLP


Washington, D.C.

October 23, 1996